Exhibit 99.1

LifePoint Hospitals Reports Third Quarter 2010 Results

Third Quarter Revenue of $832 Million up 11.7% over Prior Year Period

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 29, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2010.

For the third quarter ended September 30, 2010, revenues from continuing operations were $832.3 million, up 11.7% from $745.0 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the third quarter ended September 30, 2010, increased 19.9% to $38.5 million, or $0.72 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders of $32.1 million, or $0.59 per diluted share, for the same period last year. Income from continuing operations for the third quarter ended September 30, 2010, includes incremental Alabama Medicaid funding that the Company budgeted to receive in 2010 as well as a favorable income tax adjustment. Net income attributable to LifePoint Hospitals, Inc. stockholders for the third quarter ended September 30, 2010, was $38.8 million, or $0.73 per diluted share, compared with $31.4 million, or $0.58 per diluted share, for the same period last year.

For the nine months ended September 30, 2010, revenues from continuing operations were $2,409.1 million, up 8.7% from $2,215.8 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first nine months of 2010, increased 18.5% to $119.3 million, or $2.21 per diluted share, compared with income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders of $100.6 million, or $1.88 per diluted share, for the same period last year. Net income attributable to LifePoint Hospitals, Inc. stockholders for the nine months ended September 30, 2010, was $119.3 million, or $2.21 per diluted share, compared with $96.1 million, or $1.80 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “Our third quarter results were solid in spite of soft volumes. We are on track to meet the guidance that we revised upward in the second quarter, and we are executing our strategic initiatives to create value for LifePoint stockholders. In addition, our recently acquired hospitals are performing well, and the integrations are proceeding as scheduled. We look forward to bringing the benefits of our scale, resources and management capabilities to these facilities.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2010 conference call will be available on line at www.LifePointHospitals.com and www.earnings.com today, Friday, October 29, 2010, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 52 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” "LifePoint Hospitals," or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the failure of certain employers, or the closure of certain manufacturing and other facilities, in markets where LifePoint’s hospitals depend on a small number of local employers; (ii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts; (iii) continuing fallout from the recent economic recession, particularly if conditions in the capital and credit markets deteriorate or there is a prolonged period of recovery; (iv) reduction in Medicare or Medicaid payments by federal or state programs, or reduction in reimbursement amounts from managed care companies; (v) deterioration in the financial condition of payors, or increased healthcare cost containment initiatives; (vi) LifePoint’s ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (vii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (viii) the effect of recently enacted health care reform legislation and other changes in government programs intended to decrease the number of uninsured Americans and reduce overall healthcare costs; (ix) increasingly stringent governmental scrutiny that may subject LifePoint to allegations that LifePoint has failed to comply with governmental regulations; (x) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xi) regulatory and economic changes in the small number of states in which LifePoint’s revenues are concentrated; (xii) interruption of or restriction in LifePoint’s access to licensed information or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiii) LifePoint’s substantial indebtedness and any incurrence of significant amounts of additional indebtedness; (xiv) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; (xv) LifePoint’s ability to acquire hospitals and not-for-profit entities on favorable terms; (xvi) business risks associated with acquiring additional hospitals and the difficulty in operating and integrating such hospitals; (xvii) LifePoint’s ability to enhance LifePoint’s hospitals with the most recent technological advances in diagnostic and surgical equipment; and (xviii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2010		2009		2010		2009
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$832.3	100.0%	$745.0	100.0%	$2,409.1	100.0%	$2,215.8	100.0%

Salaries and benefits	324.8	39.0	295.8	39.7	935.1	38.8	875.0	39.5
Supplies	112.9	13.6	102.3	13.7	330.5	13.7	304.2	13.7
Other operating expenses	158.5	19.0	134.4	18.0	444.2	18.5	405.7	18.3
Provision for doubtful accounts	116.3	14.0	98.7	13.3	323.4	13.4	281.1	12.7
Depreciation and amortization	36.4	4.4	35.1	4.8	109.2	4.5	106.1	4.8
Interest expense, net	26.2	3.1	25.5	3.4	77.2	3.2	77.2	3.5
Debt extinguishment costs	2.4	0.3	–	–	2.4	0.1	–	–
	777.5	93.4	691.8	92.9	2,222.0	92.2	2,049.3	92.5

Income from continuing operations before income taxes	54.8	6.6	53.2	7.1	187.1	7.8	166.5	7.5
Provision for income taxes	15.6	1.9	20.5	2.7	65.5	2.8	64.2	2.9
Income from continuing operations	39.2	4.7	32.7	4.4	121.6	5.0	102.3	4.6

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	0.3	–	(0.7)	(0.1)	–	–	(3.9)	(0.2)
Loss on sale of hospital	–	–	–	–	–	–	(0.6)	–
Income (loss) from discontinued operations	0.3	–	(0.7)	(0.1)	–	–	(4.5)	(0.2)
Net income	39.5	4.7	32.0	4.3	121.6	5.0	97.8	4.4
Less: Net income attributable to noncontrolling interests	(0.7)	(0.1)	(0.6)	(0.1)	(2.3)	–	(1.7)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$38.8	4.6%	$31.4	4.2%	$119.3	5.0%	$96.1	4.3%

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.74		$0.60		$2.26		$1.91
Discontinued operations	–		(0.01)		–		(0.08)
Net income	$0.74		$0.59		$2.26		$1.83

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders(a):
Continuing operations	$0.72		$0.59		$2.21		$1.88
Discontinued operations	–		(0.01)		–		(0.08)
Net income	$0.73		$0.58		$2.21		$1.80

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$38.5		$32.1		$119.3		$100.6
Income (loss) from discontinued operations, net of income taxes	0.3		(0.7)		–		(4.5)
Net income	$38.8		$31.4		$119.3		$96.1

(a) Total per share amounts may not add due to rounding.

LIFEPOINT HOSPITALS, INC.
UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
In millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Income from continuing operations	$39.2	$32.7	$121.6	$102.3
Less: Net income attributable to noncontrolling interests	(0.7)	(0.6)	(2.3)	(1.7)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	38.5	32.1	119.3	100.6
Income (loss) from discontinued operations, net of income taxes	0.3	(0.7)	–	(4.5)
Net income attributable to LifePoint Hospitals, Inc.	$38.8	$31.4	$119.3	$96.1

Weighted average shares outstanding – basic	52.0	53.0	52.8	52.7
Effect of dilutive securities: stock options and other stock-based awards	1.1	0.9	1.2	0.8
Weighted average shares outstanding – diluted	53.1	53.9	54.0	53.5

Basic earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.74	$0.60	$2.26	$1.91
Discontinued operations	–	(0.01)	–	(0.08)
Net income	$0.74	$0.59	$2.26	$1.83

Diluted earnings (loss) per share attributable to LifePoint Hospitals, Inc. stockholders(a):
Continuing operations	$0.72	$0.59	$2.21	$1.88
Discontinued operations	–	(0.01)	–	(0.08)
Net income	$0.73	$0.58	$2.21	$1.80

(a) Total per share amounts may not add due to rounding.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in millions

	Sept. 30, 2010	Dec. 31, 2009 (a)
ASSETS
Current assets:
Cash and cash equivalents	$211.3	$187.2
Accounts receivable, less allowances for doubtful accounts of $481.2 and $433.2 at September 30, 2010 and December 31, 2009, respectively	372.4	325.2
Inventories	82.0	75.3
Prepaid expenses	14.6	12.0
Income taxes receivable	2.2	10.0
Deferred tax assets	98.1	121.3
Other current assets	26.9	23.1
	807.5	754.1

Property and equipment:
Land	88.9	75.5
Buildings and improvements	1,521.8	1,377.0
Equipment	927.4	840.9
Construction in progress	39.9	19.9
	2,578.0	2,313.3
Accumulated depreciation	(912.2)	(813.9)
	1,665.8	1,499.4

Deferred loan costs, net	28.1	23.0
Intangible assets, net	74.9	68.6
Other	6.0	5.2
Goodwill	1,525.6	1,523.0
Total assets	$4,107.9	$3,873.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78.2	$77.3
Accrued salaries	90.4	81.8
Interest rate swap	13.7	–
Other current liabilities	113.0	108.1
Current maturities of long-term debt	1.3	1.0
	296.6	268.2

Long-term debt	1,560.5	1,398.8
Deferred income tax liabilities	207.1	176.9
Reserves for self-insurance claims and other liabilities	113.8	135.3
Long-term income tax liability	19.8	51.3
Total liabilities	2,197.8	2,030.5

Redeemable noncontrolling interests	15.3	12.0

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,278.2	1,246.4
Accumulated other comprehensive loss	(7.8)	(17.4)
Retained earnings	867.8	748.5
Common stock in treasury, at cost	(247.8)	(150.4)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,891.0	1,827.7
Noncontrolling interests	3.8	3.1
Total equity	1,894.8	1,830.8
Total liabilities and equity	$4,107.9	$3,873.3

(a) Derived from audited consolidated financial statements.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$39.5	$32.0	$121.6	$97.8
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(0.3)	0.7	–	4.5
Stock-based compensation	5.7	5.9	16.8	16.5
Depreciation and amortization	36.4	35.1	109.2	106.1
Amortization of physician minimum revenue guarantees	4.4	3.5	12.4	9.7
Amortization of convertible debt discounts	5.7	5.3	16.7	15.6
Amortization of deferred loan costs	1.6	2.1	5.6	5.8
Debt extinguishment costs	2.4	–	2.4	–
Deferred income tax benefits	(9.6)	(14.2)	(26.3)	(24.9)
Long-term income tax liability benefits	(8.3)	–	(8.3)	–
Reserves for self-insurance claims, net of payments	5.0	0.7	9.3	11.8
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(1.8)	5.3	(28.2)	(10.1)
Inventories and other current assets	0.1	(0.5)	(2.4)	(3.4)
Accounts payable and accrued expenses	15.8	(13.4)	(3.9)	(19.1)
Income taxes payable/receivable	17.6	6.3	57.3	17.3
Other	(0.6)	1.5	(0.5)	1.7
Net cash provided by operating activities – continuing operations	113.6	70.3	281.7	229.3
Net cash (used in) provided by operating activities – discontinued operations	(0.5)	3.9	(1.2)	1.0
Net cash provided by operating activities	113.1	74.2	280.5	230.3

Cash flows from investing activities:
Purchase of property and equipment	(48.4)	(33.7)	(122.0)	(118.8)
Acquisitions, net of cash acquired	(142.2)	–	(184.9)	(79.7)
Proceeds from sale of business	–	–	–	3.9
Net cash used in investing activities – continuing operations	(190.6)	(33.7)	(306.9)	(194.6)
Net cash provided by investing activities – discontinued operations	–	9.1	–	19.5
Net cash used in investing activities	(190.6)	(24.6)	(306.9)	(175.1)

Cash flows from financing activities:
Proceeds from borrowings	400.0	–	400.0	–
Payments on borrowings	(255.2)	–	(255.2)	(13.5)
Repurchases of common stock	(46.9)	(0.4)	(97.4)	(3.0)
Payment of debt financing costs	(8.7)	–	(13.1)	–
Proceeds from exercise of stock options	1.2	0.3	14.7	9.9
Proceeds from employee stock purchase plans	0.4	0.6	1.0	1.0
Distributions to noncontrolling interests	(0.7)	(0.7)	(1.6)	(1.4)
(Purchase of) proceeds from redeemable noncontrolling interests	(0.8)	–	3.1	(0.8)
Capital lease payments and other	(0.2)	(1.9)	(1.0)	(3.6)
Net cash provided by (used in) financing activities	89.1	(2.1)	50.5	(11.4)

Change in cash and cash equivalents	11.6	47.5	24.1	43.8
Cash and cash equivalents at beginning of period	199.7	72.0	187.2	75.7
Cash and cash equivalents at end of period	$211.3	$119.5	$211.3	$119.5

Supplemental disclosure of cash flow information:
Interest payments	$16.0	$15.7	$50.7	$54.4
Capitalized interest	$0.3	$0.2	$0.6	$0.8
Income taxes paid, net	$16.0	$24.9	$42.8	$68.5

	LIFEPOINT HOSPITALS, INC.
	UNAUDITED STATISTICS

		Three Months Ended September 30,			Nine Months Ended September 30,
		2010	2009	% Change	2010	2009	% Change
	Continuing Operations: (1)
	Number of hospitals at end of period	52	47	10.6%	52	47	10.6%
	Admissions	46,159	46,354	(0.4)	141,174	141,587	(0.3)
	Equivalent admissions (2)	102,613	99,693	2.9	303,665	295,492	2.8
	Revenues per equivalent admission	$8,111	$7,474	8.5	$7,933	$7,499	5.8
	Medicare case mix index	1.29	1.30	(0.8)	1.30	1.30	–
	Average length of stay	4.3	4.2	2.4	4.4	4.3	2.3
	Inpatient surgeries	13,733	14,036	(2.2)	40,539	41,245	(1.7)
	Outpatient surgeries	39,506	38,406	2.9	115,798	113,697	1.8
	Emergency room visits	248,957	242,878	2.5	708,435	703,122	0.8
	Outpatient factor (2)	2.22	2.15	3.3	2.15	2.09	2.9

		Three Months Ended September 30,			Nine Months Ended September 30,
		2010	2009	% Change	2010	2009	% Change
	Same-hospital: (3)
	Number of hospitals at end of period	47	47	–%	47	47	–%
	Admissions	44,645	46,354	(3.7)	139,224	141,587	(1.7)
	Equivalent admissions (2)	98,562	99,693	(1.1)	298,218	295,492	0.9
	Revenues per equivalent admission	$8,148	$7,474	9.0	$7,950	$7,499	6.0
	Medicare case mix index	1.30	1.30	–	1.30	1.30	–
	Average length of stay	4.3	4.2	2.4	4.4	4.3	2.3
	Inpatient surgeries	13,355	14,036	(4.9)	40,047	41,245	(2.9)
	Outpatient surgeries	38,123	38,406	(0.7)	113,662	113,697	–
	Emergency room visits	238,430	242,878	(1.8)	693,657	703,122	(1.3)
	Outpatient factor (2)	2.21	2.15	2.8	2.14	2.09	2.4

(1)	Continuing operations information excludes the results of our hospitals that have been disposed.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of the same 47 hospitals operated during the three and nine month periods ended September 30, 2010 and 2009. Same-hospital information includes the results of Rockdale Medical Center, a 146-bed hospital located in Conyers, Georgia, which we acquired effective February 1, 2009. Same-hospital information excludes the results of Clark Regional Medical Center, which we acquired effective May 1, 2010, HighPoint Health Systems, which we acquired effective September 1, 2010, and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; provision for income taxes; (income) loss from discontinued operations and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$832.3	100.0%	$745.0	100.0%	$2,409.1	100.0%	$2,215.8	100.0%

Salaries and benefits	324.8	39.0	295.8	39.7	935.1	38.8	875.0	39.5
Supplies	112.9	13.6	102.3	13.7	330.5	13.7	304.2	13.7
Other operating expenses	158.5	19.0	134.4	18.0	444.2	18.5	405.7	18.3
Provision for doubtful accounts	116.3	14.0	98.7	13.3	323.4	13.4	281.1	12.7
	712.5	85.6	631.2	84.7	2,033.2	84.4	1,866.0	84.2
Adjusted EBITDA	$119.8	14.4%	$113.8	15.3%	$375.9	15.6%	$349.8	15.8%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Adjusted EBITDA	$119.8	$113.8	$375.9	$349.8
Less:
Depreciation and amortization	36.4	35.1	109.2	106.1
Interest expense, net	26.2	25.5	77.2	77.2
Debt extinguishment costs	2.4	–	2.4	–
Provision for income taxes	15.6	20.5	65.5	64.2
(Income) loss from discontinued operations	(0.3)	0.7	–	4.5
Net income attributable to noncontrolling interests	0.7	0.6	2.3	1.7
Net income attributable to LifePoint Hospitals, Inc.	$38.8	$31.4	$119.3	$96.1

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and Chief Financial Officer